                                                                  EXHIBIT 4.1

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

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
[NUMBER]                                                       [   SHARES   ]
                             AEROSPACE AT SEA LEVEL
                             ----------------------        CUSIP NO. 761381 10 2
                              REVENGE MARINE, INC.
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                  AUTHORIZED COMMON STOCK:  50,000,000 SHARES
                               PAR VALUE:  $.001

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
THIS CERTIFIES THAT

IS THE RECORD HOLDER OF
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                  SHARES OF REVENGE MARINE, INC. COMMON STOCK

      transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


                             [REVENGE MARINE, INC.]
                            [CORPORATE SEAL NEVADA]


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
/s/                                     /s/
-------------------------------         --------------------------------------
                      SECRETARY                                      PRESIDENT
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
INTERWEST TRANSFER CO. INC. P.O. BOX  17136/SALT LAKE CITY, UTAH  84117      COUNTERSIGNED & REGISTERED   /s/
                                                                                                          --------------------------
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